EXHIBIT 2.2


                          TRANSACTION OPTION AGREEMENT


     THIS TRANSACTION OPTION AGREEMENT (this "Agreement") is entered into as of September 25, 2001, by and between Agfa Corporation, a Delaware corporation ("Parent"), and Autologic Information International, Inc., a Delaware corporation (the "Company").

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Autologic Acquisition Corp., a Delaware corporation and a newly-formed, wholly-owned direct subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (as such agreement hereafter may be amended from time to time the "Merger Agreement"), which provides, among other things, for a business combination between Parent and the Company to be effected by the merger of Merger Sub with and into the Company upon the terms and subject to the conditions of the Merger Agreement;

     WHEREAS, in furtherance of the Merger, Parent and the Company desire that, as soon as practicable after the public announcement of the execution and delivery of the Merger Agreement, Merger Sub shall commence a cash tender offer to purchase all outstanding shares of Company Common Stock (as defined in Section 1); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has requested that the Company agree, and the Company has agreed, to grant the Option (as hereinafter defined) to Parent upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     SECTION 1. GRANT OF OPTION. The Company hereby grants to Parent an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to a number of shares (the "Option Shares") of fully paid and nonassessable common stock, par value $0.01 per share, of the Company ("Company Common Stock"), equal to 19.9% of the number of shares of Company Common Stock issued and outstanding immediately prior to the exercise of the Option (before giving effect to the exercise of the Option) in accordance with Section 2 of this Agreement at a purchase price per share (the "Option Price") equal to the Offer Consideration (as defined in the Merger Agreement). The number and type of Option Shares and the Option Price are subject to adjustment as set forth herein.

      SECTION 2.  EXERCISE OF OPTION.

          (a) Parent may exercise the Option for any reason, in whole or in part and from time to time if, but only if, after giving effect to the exercise of the Option and as a result of such exercise, the number of shares of Company Common Stock then owned by Parent and Merger Sub will represent at least 90% of the shares of Company Common Stock then outstanding.

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          (b) In the event that Parent desires to exercise the Option on the terms and conditions set forth in Section 2(a) hereof, it shall deliver to the Company a written notice (such notice being herein referred to as an "Exercise Notice" and the date of issuance of an Exercise Notice being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it desires to purchase pursuant to such exercise and (ii) a place and date, not earlier than three (3) business days nor later than ten (10) business days after the Notice Date, for the closing of such purchase (the "Option Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Option Closing") cannot be consummated by reason of any applicable decree, injunction or order, then to the extent such decree, injunction or order is temporary or appealable, the period of time that otherwise would run pursuant to this Section 2(b) shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Parent, prior notification to or approval of any regulatory agency is required in connection with such purchase, the Company or Parent, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

          (c) At the Option Closing, Parent shall pay to the Company the aggregate Option Price for the number of shares of Company Common Stock being purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by the Company; provided, that failure or refusal of the Company to designate such a bank account shall not preclude Parent from exercising the Option by delivering a bank check in the amount of the aggregate Option Price to the Company at the address set forth in the Merger Agreement for the Company no later than the Option Closing Date.

          (d) At the Option Closing, simultaneously with the delivery of immediately available funds or bank check in the amount of the aggregate Option Price as provided in Section 2(c) hereof, the Company shall deliver to Parent a certificate or certificates representing the number of Option Shares purchased by Parent. If at the time of issuance of any Option Shares pursuant to an exercise of the Option hereunder, the Company shall have issued any rights or other securities which are attached to or otherwise associated with the Company Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Parent as are provided to stockholders generally and, if applicable, under any stockholder rights agreement or similar agreement of the Company then in effect.

          (e) Certificates for Option Shares delivered at an Option Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

      "THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM."

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      It is understood and agreed that the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Parent shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel reasonably satisfactory to the Company, to the effect that registration of the future resale of the Option Shares is not required and that such legend is not required for purposes of the Securities Act.

          (f) Upon the delivery by Parent to the Company of the Exercise Notice, and the delivery of the applicable Option Price by wire transfer or by bank check as provided in Section 2(c) hereof, Parent shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Parent or the Company shall have failed or refused to designate the bank account described in Section 2(d). The Company shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Parent. Parent shall pay all expenses that may be payable in connection with the issuance and delivery of stock certificates or a substitute option agreement in the name of any assignee, transferee or designee of Parent.

     SECTION 3. COVENANTS OF THE COMPANY. In addition to its other agreements and covenants herein, the Company agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Common Stock (and other securities of the Company) issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of Company Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Company Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulation or conditions to be observed or performed hereunder by the Company; (iii) promptly to take any and all action as may from time to time be required in order to permit Parent (if and to the extent Parent is entitled) to exercise the Option and the Company to duly and effectively issue Option Shares pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Parent against dilution in accordance with Section 5.

     SECTION 4. REPLACEMENT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

     SECTION 5. ADJUSTMENTS. The number of shares of Company Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, Company Common Stock by reason of stock dividends, splits, mergers (other than the Merger), recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then that which is then purchasable upon exercise hereof shall be appropriately

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adjusted so that Parent shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property (including cash) that Parent would have owned or been entitled to receive after the happening of any of the events described above if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Company Common Stock subject to this Option is adjusted pursuant to this Section 5, the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Company's obligations hereunder.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent as follows:

          (a) The Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Company Common Stock equal to the maximum number of shares of Company Common Stock at any time and from time to time issuable hereunder, and all such shares of Company Common Stock, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all liens and not subject to any preemptive rights.

          (b) No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute (including Section 203 of the Delaware General Corporation Law) or regulation enacted under state or federal laws applicable to the Company or any of its subsidiaries will apply to this Agreement or the transactions contemplated hereby. The Company has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter provision containing change of control or anti-takeover provisions.

      SECTION 7. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Company that it is entering into this Agreement and is acquiring and/or will acquire the Option Shares for its own account and for investment and not with a view to resale or distribution of all or any part of the Option Shares in violation of applicable law, all within the meaning of Sections 2(11) and 4(2) of the Securities Act.

      SECTION 8. ASSIGNMENT. This Agreement shall be binding on an inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person without the prior written consent of the other party, except that Parent shall be entitled to assign or transfer this Agreement and any rights or obligations of Parent hereunder to any subsidiary or other affiliate of Parent; provided further that no such assignment or transfer shall relieve Parent of its obligations hereunder if the assignee or transferee, as the case may be, does not perform such obligations.

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      SECTION 9. BEST EFFORTS. Each of Parent and the Company will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement.

      SECTION 10. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

      SECTION 11. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      SECTION 12. Notices. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made, and shall be effective, on the date such notices, claims, demands or other communications, as the case may be, are delivered to the recipient thereof in person, by a commercial delivery service or by facsimile (receipt confirmed) at the respective addresses and facsimile numbers of the parties set forth in the Merger Agreement (or at such other addresses or facsimile numbers as shall be specified by like notice).

      SECTION 13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the state of Delaware, without giving effect to the principles of conflicts of law thereof.

      SECTION 14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

      SECTION 15. DEFINITIONS. Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

      SECTION 16. EXPENSES. Notwithstanding anything to the contrary in the Merger Agreement, the parties hereto shall bear and pay all costs and expenses incurred in connection with the transactions contemplated hereunder.

      SECTION 17. TERMINATION. Notwithstanding anything contained herein to the contrary, this Agreement shall terminate upon the earlier of the Effective Time or termination of the Merger Agreement for any reason in accordance with its terms.

      SECTION 18. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (and the agreements contemplated therein) contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their successors

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and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      SECTION 19. FURTHER ASSURANCES. In the event of any exercise of the Option by Parent, the Company and Parent shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary to the fullest extent permitted by law in order to consummate the transactions provided for by such exercise.

      SECTION 20. JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 20 and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

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      IN WITNESS WHEREOF, each of the parties hereto has caused this Transaction
Option Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       AGFA CORPORATION


                                       By:
                                          ------------------------------------
                                       Name.
                                       Title:



                                       AUTOLOGIC INFORMATION INTERNATIONAL,
                                      INC.


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:



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